                                                                    EXHIBIT 10.3


                              AMENDED AND RESTATED

                       SERVICE CORPORATION INTERNATIONAL

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                              AMENDED AND RESTATED
                       SERVICE CORPORATION INTERNATIONAL
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                               TABLE OF CONTENTS


                                                                         SECTION
ARTICLE 1 - DEFINITIONS

     Accrued Benefit.....................................................  1.1
     Average Monthly Compensation........................................  1.2
     Beneficiary.........................................................  1.3
     Board of Directors..................................................  1.4
     Change of Control...................................................  1.5
     Code................................................................  1.6
     Company.............................................................  1.7
     Committee...........................................................  1.8
     Credited Service....................................................  1.9
     Eligible Earnings................................................... 1.10
     Employee............................................................ 1.11
     Participant......................................................... 1.12
     Person.............................................................. 1.13
     Plan................................................................ 1.14
     Plan Year........................................................... 1.15
     Primary Social Security Benefit..................................... 1.16
     Retirement.......................................................... 1.17
     Retirement Benefit.................................................. 1.18
     Retirement Date..................................................... 1.19
     SCI................................................................. 1.20
     SCI Pension Plan.................................................... 1.21
     Securities Act...................................................... 1.22
     Stock............................................................... 1.23
     Subsidiary.......................................................... 1.24
     Voting Securities................................................... 1.25


ARTICLE II - ELIGIBILITY

ARTICLE III - RETIREMENT BENEFIT

     Calculation of Retirement Benefit.................................... 3.1
     Form and Time of Payment............................................. 3.2

ARTICLE IV - BENEFITS IN THE EVENT OF A CHANGE OF CONTROL

                                                               Section
ARTICLE V - DEATH BENEFIT

     Death After the Participant's Retirement Date ..........      5.1
     Death Before the Participant's Retirement Date .........      5.2
     Beneficiary Designation ................................      5.3

ARTICLE VI - PROVISIONS RELATING TO ALL BENEFITS

     Effect of This Article .................................      6.1
     Benefits Upon Re-employment ............................      6.2
     Claims Procedure .......................................      6.3

ARTICLE VII - ADMINISTRATION

     Committee Appointment ..................................      7.1
     Committee Organization and Voting ......................      7.2
     Powers of the Committee ................................      7.3
     Committee Discretion ...................................      7.4
     Reimbursement of Expenses and Indemnification ..........      7.5

ARTICLE VIII - ADOPTION BY SUBSIDIARIES
     Procedure for and Status After Adoption ................      8.1
     Termination of Participation By Adopting Subsidiary ....      8.2

ARTICLE IX - AMENDMENT AND/OR TERMINATION

     Amendment or Termination of the Plan ...................      9.1
     No Retroactive Effect on Accrued Benefits ..............      9.2


ARTICLE X - FUNDING

     Payments Under This Plan are the Obligation
       of the Company .......................................     10.1
     Plan May Be Funded Through a Rabbi Trust ...............     10.2
     Participants Must Reply Only on General
       Credit of the Company ................................     10.3

                                                  Section
ARTICLE XI - MISCELLANEOUS

Responsibility for Distributions and
  Withholding of Taxes .....................       11.1
Limitation of Rights .......................       11.2
Distributions to Incompetents or Minors ....       11.3
Nonalienation of Benefits ..................       11.4
Reliance Upon Information ..................       11.5
Severability ...............................       11.6
Survival of Terms ..........................       11.7
Notice .....................................       11.8
Gender and Number ..........................       11.9
Governing Law ..............................      11.10

                              AMENDED AND RESTATED
                        SERVICE CORPORATION INTERNATIONAL
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         WHEREAS, Service Corporation International has established the Service Corporation International Supplemental Executive Retirement Plan (the "Plan") effective June 6, 1988, which provides, for certain highly compensated management personnel, a supplement to their retirement pay so as to retain their loyalty and to offer a further incentive to them to maintain and increase their standard of performance;

         WHEREAS, Service Corporation International retained the right to amend the Plan at any time by an instrument in writing; and

         WHEREAS, Service Corporation International has determined that the Plan should be amended and restated;

         NOW, THEREFORE, Service Corporation International amends and restates the Plan as follows;

                                    ARTICLE I

                                   DEFINITIONS

         1.1 "ACCRUED BENEFIT" means as of any given time the amount of a Participant's unpaid Retirement Benefit calculated under Section 3.1. The mortality and interest rate assumptions used to determine the commuted lump sum value of the Accrued Benefit will be the same assumptions as are then currently being used in computing benefits under the SCI Pension Plan. If there is no SCI Pension Plan or successor qualified defined benefit plan, then the actuarial factors to be used will be those actuarial factors as are selected by the actuarial firm, which last serviced the SCI Pension Plan prior to its termination or merger, as being then appropriate had the SCI Pension Plan remained in existence at its last level of benefits and with its last participant census.

         1.2 "AVERAGE MONTHLY COMPENSATION" means a Participant's average monthly Eligible Earnings from the Company computed on the basis of full calendar months for the five successive calendar years during which the Participant earned a full year of Credited Service in each and which will give the highest average monthly rate of Eligible Earnings for the Participant. If a Participant has been employed less than five successive calendar years of successive calendar years during which he earned a full year of Credited Service will instead be averaged. However, in either circumstance, the final calendar year of employment, whether full or partial, may be counted even if the Participant has not earned a full year of Credited Service.

         1.3 "BENEFICIARY" means a person or entity designated by the Participant under the terms of this Plan to receive any amounts distributed under the Plan upon the death of the Participant.

         1.4 "BOARD OF DIRECTORS" means the Board of Directors of SCI.

         1,5 "CHANGE OF CONTROL" means an event listed in subparagraph (a), (b),
(c) or (d) below.

                  (a) The acquisition by a Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Act) of 20% or more of either (1) the then outstanding shares of Stock or
         (2) the combined voting power of the then outstanding Voting
         Securities.

                  However, the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from SCI (excluding an acquisition by virtue of the exercise of a conversion privilege), (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by any corporation controlled by SCI or (3) any acquisition by a corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (1), (2) and (3) of subsection (c) of this definition are satisfied.

                  (b) Individuals who, as of January 1, 1992, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors.

                  However, any individual becoming a director subsequent to January 1, 1992, whose election, or nomination for election by SCI's shareholders, was approved by (1) a vote of at least a majority of the directors then constituting the Incumbent Board, or (2) a vote of at least a majority of the directors then comprising the Executive Committee of the Board of Directors at a time when that committee was composed of at least five members and all members of the committee were either members of the Incumbent Board or considered as being members of the Incumbent Board under clause (1) of this subsection (b), shall be considered as though that individual were a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as those terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

                  (c) Approval by the shareholders of SCI of a reorganization, merger or consolidation, in each case, unless, immediately following the reorganization, merger or consolidation (1) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from that reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of the corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Stock and outstanding Voting Securities immediately prior to the reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to the reorganization, merger or consolidation, of the outstanding Stock and outstanding Voting Securities, as the case may be, (2) no Person (excluding any employee benefit plan or related trust) of the corporation resulting from the reorganization, merger or consolidation and any Person beneficially owning, immediately prior to the reorganization, merger or consolidation, directly or indirectly, 20% or more of the outstanding Stock or outstanding Voting Securities, as the case may be, beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from the reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of the corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of the corporation resulting from the reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for the reorganization, merger or consolidation.

                  (d) Approval by the shareholders of SCI of (1) a complete liquidation or dissolution of SCI or (2) the sale or other disposition of all or substantially all of the assets of SCI, other than to a corporation, with respect to which immediately following the sale or other disposition, (x) more than 60% of, respectively, the then outstanding shares of common stock of the corporation and the combined voting power of the then outstanding voting securities of the corporation entitled to vote generally in the election of directors is then beneficially owned directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively of the outstanding Stock and outstanding Voting Securities immediately prior to that sale or other disposition in substantially the same proportion as their ownership, immediately prior to the sale or other disposition, of the outstanding Stock and outstanding Voting Securities, as the case may be, (y) no person (excluding any employee benefit plan or related trust) of the corporation and any Person beneficially owning, immediately prior to the sale or other disposition, directly or indirectly, 20% or more of the outstanding Stock or outstanding Voting Securities, as the care may be, beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation and the combined voting power of the then outstanding voting securities of the corporation entitled to vote generally in the election of directors and (z) at least a majority of the members of the board of directors of the corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for that sale or other disposition of assets of SCI.

                  1.6 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  1.7 "COMPANY" means SCI and any Subsidiary adopting the Plan.

                  1.8 "COMMITTEE" means the persons who are from time to time serving as members of the committee administering this Plan.

                  1.9 "CREDITED SERVICE" means service with SCI and its Subsidiaries for which the Participant is awarded credited service under the SCI Pension Plan for benefit accrual purposes.

                  1.10 "ELIGIBLE EARNINGS" means for a given calendar year the Participant's base salary plus overtime, bonuses and commissions paid by the Company for the benefit of the Participant, excluding severance pay, retainer fees, stock appreciation right payments, director's fees, medical reimbursement payments, independent contractor fees, or contributions other than elective deferrals to any deferred compensation program. Eligible earnings will include salary deferral contributions to a Section 401(k) Plan or a cafeteria plan described in
         Section 125 of the Code maintained by the Company.

                  1.11 "EMPLOYEE" means a full time common law employee of the Company who receives salary remuneration from the Company.

                  1.12 "PARTICIPANT" means an Employee of a Company who is participating in the Plan or a former Employee of a Company whose Retirement Benefit has not been completely distributed.

                  1.13 "PERSON" means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Act, excluding SCI and any employee benefit plan or related trust maintained by SCI.

                  1.14 "PLAN" means the Service Corporation International Supplemental Executive Retirement Plan set forth in this document, as amended from time to time.

                  1.15 "PLAN YEAR" a one year period which coincides with the fiscal year of SCI.

                  1.16 "PRIMARY SOCIAL SECURITY BENEFIT" means the amount determined to be available at age 65 for a Participant as a monthly benefit under the Federal Social Security Act or any similar federal act or acts in effect at the time the offset is to be used, exclusive of benefits for relatives or dependents, whether or not payment of the amount is delayed, superseded or forfeited because of failure to apply or for any other reason. All calculations will be based upon the pay data which may be furnished the Companies and/or the Participant concerned. Any pay for periods prior to the earliest data furnished will be estimated by applying a salary scale factor projected backward and the salary scale applied for this purpose is the actual change in average wages from year to year as determined by the Federal Social Security Administration. If a Participant separates from service with all Companies before he is age 65, it will be assumed that he will receive the, maximum primary insurance amount in effect under the Federal Social Security Act on the date of his separation from service.

                  1.17 "RETIREMENT" means the Participant's separation from service with all Companies.

                  1.18 "RETIREMENT BENEFIT" means the monthly benefit payable to a qualifying Participant at Retirement, calculated under Section 3.1 and paid under Section 3.2.

                  1.19 "RETIREMENT DATE" means the date on which the Participant has attained age 55 and has earned 10 years of Credited Service.

                  1.20 "SCI" means Service Corporation International, the sponsor of this plan.

                  1.21 "SCI PENSION PLAN" means the SCI Pension Plan, a defined benefit plan qualified under Section 401(a) of the Code, as it is amended from time to time.

                  1.22 "SECURITIES ACT" means the Securities Exchange Act of 1934, as amended from time to time.

                  1.23 "STOCK" means the common stock of SCI.

                  1.24 "SUBSIDIARY" means any subsidiary of SCI that is in SCI's controlled group of corporations as defined in Section 1563(a) of the Code.

                  1.25 "VOTING SECURITIES" means any security of SCI which ordinarily possesses the power to vote in the election of the Board of Directors without the happening of any precondition or contingency.

                                   ARTICLE II

                                   ELIGIBILITY

                  Those Employees who are selected by the Committee will be eligible to participate in the Plan. The Committee will select those Employees who it believes are in a select group of officers, former officers or other management personnel of the Company in a position to contribute materially to the continued growth and financial success of the Company. The Committee shall notify, each Employee selected as a Participant in writing and supply him with a copy of this Plan.

                                   ARTICLE III

                               RETIREMENT BENEFIT

                  3.1 CALCULATION OF RETIREMENT BENEFIT. Upon the later of the Participant's Retirement Date or his Retirement, he will receive a monthly benefit for 15 years equal to 3% of his Average Monthly Compensation multiplied by his years of Credited Service (up to 20), offset by the sum of the following benefits:

                  (a) the monthly benefit available to the Participant under the
            SCI Pension Plan payable in the normal form under that plan at or after the date Retirement Benefits commence,

                  (b) 50% of the monthly Primary Social Security Benefit
            available to the Participant at or after the date Retirement Benefits commence,

                  (c) any amount previously paid to the Participant under this
            Plan as a result of a Change of Control, and

                  (d) the amount of any other supplemental retirement benefits available to the Participant under any other nonqualified deferred compensation arrangement between any of the Companies and the Participant at or after the date Retirement Benefits commence.

                  In determining the amount of the offset resulting from a Participant's benefit under the SCI Pension Plan, any contemporaneous or prior distribution of a Participant's benefit under that plan, including but not limited to a qualified domestic relations order distribution, will be added back and any increase in benefits available because of an increase in the limits of Section 415 of the Code or for any other reason will be taken into account so as to lower the Retirement Benefit. All offsets are to be computed as if the offsets will begin being paid as of the date the Participant retires without regard to whether the benefits have actually begun.

                  3.2 FORM AND TIME OF PAYMENT. The monthly Retirement Benefit will begin on the first day of the month coincident with or next following the Participant's

         Retirement. The Participant will receive a Retirement Benefit under this Plan for the lesser of 180 months or his lifetime. If he dies before 180 payments have been made to him no further Retirement Benefit shall be payable; instead his Beneficiary shall receive the death benefit, if any, due under Article V.

                                   ARTICLE IV

                  BENEFITS IN THE EVENT OF A CHANGE OF CONTROL

         Notwithstanding any other provision of this Plan, if there is a Change of Control of SCI, the Company shall pay to the Participant (or his Beneficiary if the Participant has died) a lump sum cash payment equal to the Participant's Accrued Benefit within five days of the date of the Change of Control.

                                   ARTICLE V

                                  DEATH BENEFIT


         5.1 DEATH AFTER THE PARTICIPANT'S RETIREMENT DATE. If the Participant dies on or after his Retirement Date but before he has been paid all of his Retirement Benefit, his Beneficiary shall receive a commuted lump sum cash payment of the Participant's Accrued Benefit.

         5.2 DEATH BEFORE THE PARTICIPANT'S RETIREMENT DATE. If a Participant who was an Employee of the Company on or after January 1, 1992, dies while in the employ of a company but before his Retirement Date, his Beneficiary shall receive a commuted lump sum cash payment of his Accrued Benefit.

         5.3 BENEFICIARY DESIGNATION. Each Participant upon entering the Plan shall file with the Committee a designation of one or more Beneficiaries to whom the death benefit provided by this Article V shall be paid in the event of the Participant's death. The designation will be effective upon receipt by the Committee of a properly executed form which the Committee has approved for that purpose. The Participant may from time to time revoke or change any designation of Beneficiary by filing another approved Beneficiary designation form with the Committee. If there is no valid designation of Beneficiary on file with the Committee at the time of the Participant's death or if all of the Beneficiaries designated in the last Beneficiary designation have predeceased the Participant or otherwise cease to exist, the Beneficiary will be the Participant's spouse, if the spouse survives the Participant, or otherwise the Participant's estate. If any Beneficiary survives the Participant but dies or otherwise ceases to exist before receiving all payments due under this Article V, the balance of the payments, which would have been paid to that Beneficiary will, unless the Participant's designation provides otherwise, be distributed to the deceased individual Beneficiary's estate or to the Participant's estate in the case of a Beneficiary which is not an individual.

                                   ARTICLE VI

                       PROVISIONS RELATING TO ALL BENEFITS


         6.1 EFFECT OF THIS ARTICLE. The provisions of this Article will control over all other provisions of this Plan.

         6.2 BENEFITS UPON RE-EMPLOYMENT. If a former Participant who is receiving benefit payments under this Plan is re-employed by the Company, the payment of the benefit will continue during his period of re-employment. The re-employed former Participant's benefit will not be changed as a result of his reemployment.

         6.3 CLAIMS PROCEDURE. When a benefit is due, the Member or Beneficiary should submit his claim to the person or office designated by the Committee to receive claims. Under normal circumstances, a final decision will be made as to a claim within 90 days after receipt of the claim. If the Committee notifies the claimant in writing during the initial 90 day period, It may extend the period up to 180 days after the initial receipt of the claim. The written notice must contain the circumstances necessitating the extension and the anticipated date for the final decision. If a claim is denied during the claims period, the Committee must notify the claimant in writing. The denial must include the specific reasons for it, the Plan provisions upon which the denial is based, and the claims review procedure. If no action is taken during the claims period, the claim is treated as if it were denied on the last day of the claims period.

         If a Participant's or Beneficiary's claim is denied and he wants a review, he must apply to the Committee in writing. That application may include any comment or argument the claimant wants to make. The claimant may either represent himself or appoint a representative, either of whom has the right to inspect all documents pertaining to the claim and its denial. The Committee may schedule any meeting with the claimant or his representative that it finds necessary or appropriate to complete its review.

         The request for review must be filed within 90 days after the denial. If it is not, the denial becomes final. If a timely request is made, the Committee must make its decision, under normal circumstances, within 60 days of the receipt of the request for review. However, if the Committee notifies the claimant prior to the expiration of the initial review period, it may extend the period of review up to 120 days following the initial receipt of the request for a review. All decisions of the Committee must be in writing and must include the specific reasons for their action and the Plan provisions on which their decision is based. If a decision is not given to the claimant within the review period, the claim is treated as if it were denied on the last day of the review period.

                                   ARTICLE VII

                                 ADMINISTRATION

         7.1 COMMITTEE APPOINTMENT. The Committee will be the compensation committee of SCI unless the Board of Directors appoints other individuals. Each Committee member will serve until his or her resignation or removal. The Board of Directors will have the sole discretion to remove any one or more Committee members and appoint one or more replacement or additional Committee members from time to time.

         7.2 COMMITTEE ORGANIZATION AND VOTING. The Committee will select from among its members a chairman who will preside at all of its meetings and will elect a secretary without regard to whether that person is a member of the Committee. The secretary will keep all records, documents and data pertaining to the Committee's supervision and administration of this Plan. A majority of the members of the Committee will constitute a quorum for the transaction of business and the vote of a majority of the members present at any meeting will decide any question brought before the meeting. In addition, the Committee may decide any question by vote, taken without a meeting, of a majority of its members. A member of the Committee who is also a Participant will not vote or act on any matter relating solely to himself.

         7.3 POWERS OF THE COMMITTEE. The Committee shall have the exclusive responsibility for the general administration of this Plan according to the terms and provisions of this Plan and shall have all powers necessary to accomplish those purposes, including, but not by way of limitation, the right, power and authority:

         (a) to make rules and regulations for the administration of this Plan;

         (b) to select all Participants in this Plan,

         (c) to construe all terms, provisions, conditions and limitations of this Plan;

         (d) to correct any defect, supply any omission or reconcile any inconsistency that may appear in this Plan in the manner and to the extent it deems expedient to carry this Plan into effect for the greatest benefit of all parties at interest;

         (e) to determine all controversies relating to the administration of this Plan, including but not limited to:

             (1) differences of opinion arising between any Company and a Participant except when the difference of opinion relates to the entitlement to, the amount of or the method or timing of payment of a benefit as a result of a Change of Control; and

             (2) any question it deems advisable to determine in order to promote the uniform administration of this Plan for the benefit of all parties at interest; and

         (f) to delegate by written notice those clerical and recordation duties of the Committee, as it deems necessary or advisable for the proper and efficient administration of this Plan.

         7.4 COMMITTEE DISCRETION. The Committee in exercising any power or authority granted under this Plan or in making any determination under this Plan shall perform or refrain from performing those acts using its sole discretion and judgment. Any decision made by the Committee or any refraining to act or any act taken by the Committee in good faith shall be final and binding on all parties. The Committee's decision shall never be subject to de novo review. Notwithstanding the foregoing, the Committee's decisions, refraining to act or acting is to be subject to judicial review for benefits resulting from a Change of Control.

         7.5 REIMBURSEMENT OF EXPENSES AND INDEMNIFICATION. The Committee will serve without compensation for their services but will be reimbursed by SCI for all expenses properly and actually incurred in the performance of their duties under this

Plan. SCI shall indemnify the Committee members against, and hold the Committee members harmless from, any and all loss, damage, penalty, liability, cost and expense, including without limitation, attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against the Committee members by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any member of the Committee with respect to the Plan, excepting only losses, claims, damages, liabilities, costs and expenses arising from the Committee member's bad faith or gross negligence. Each affected member of the Committee shall promptly notify SCI of any claim, action or proceeding for which he may seek indemnification. The indemnification of Committee members provided for in this Section will survive the resignation or removal of the Committee member and the termination of the Plan.

                                  ARTICLE VIII

                             ADOPTION BY SUBSIDIARIES

         8.1 PROCEDURE FOR AND STATUS AFTER ADOPTION. Any Subsidiary may, with the approval of the Board of Directors, adopt this Plan by appropriate action of its board of directors. SCI and each Subsidiary adopting this Plan will bear the cost of providing plan benefits for its own Participants. It is intended that the obligation of SCI and each Subsidiary with respect to its Participants will be the sole obligation of the Company that is employing the Participant and will not bind any other Company.

         8.2 TERMINATION OF PARTICIPATION BY ADOPTING SUBSIDIARY. Any Subsidiary adopting this Plan may, by appropriate action of its board of directors, terminate its participation in this Plan. The Committee may, in its discretion, also terminate a Subsidiary's participation in this Plan at any time. The termination of the participation in this Plan by a Subsidiary will not, however, affect the rights of any Participant who is working or has worked for the Subsidiary as to benefits previously accrued by the Participant under this Plan without his consent.

                                   ARTICLE IX

                          AMENDMENT AND/OR TERMINATION


         9.1 AMENDMENT OR TERMINATION OF THE PLAN. The Board of Directors may amend or terminate this Plan at any time by an instrument in writing without the consent of any adopting Company.

         9.2 NO RETROACTIVE EFFECT ON ACCRUED BENEFITS. No amendment nor the termination of this Plan shall affect the rights of any Participant to the Retirement Benefit provided in Article III previously accrued by the Participant or to the death benefit provided his Beneficiary in Article V if he completes the requirements for the benefit or shall change a Participant's rights under any provision relating to a Change of Control after a Change of Control has occurred without his written consent.

                                    ARTICLE X

                                     FUNDING


         10.1. PAYMENTS UNDER THIS PLAN ARE THE OBLIGATION OF THE COMPANY. The Company will pay the benefits due the Participants under this Plan.

         10.2 PLAN MAY BE FUNDED THROUGH A RABBI TRUST. It is specifically recognized by both the Companies and the Participants that any one or more of the Companies may, but are not required to, contribute any amount it or they find desirable to a trust established to accumulate assets sufficient to fund the obligations of any one or more of the Companies signatory to this Plan. However, under all circumstances, the rights of the Participants to the assets held in the trust will be no greater than the rights expressed in this agreement. Nothing contained in any trust agreement which creates the funding trust will constitute a guarantee by any Company that assets of the Company transferred to the trust will be sufficient to pay any benefits under this Plan or would place the Participant in a secured position ahead of general creditors should the Company become insolvent or bankrupt. Any trust agreement prepared to fund the Company's obligations under this Plan must specifically set out these principles so it is clear in that trust agreement that the Participants in this Plan are only unsecured general creditors of the Company in relation to their benefits under this Plan.

         10.3 PARTICIPANTS MUST RELY ONLY ON GENERAL CREDIT OF THE COMPANY. It is also specifically recognized by both the Companies and the Participants that this Plan is only a general corporate commitment and that each Participant must rely upon the general credit of the Company by which he is employed for the fulfillment of its obligations under this Plan. Under all circumstances the rights of Participants to any asset held by the Company will be no greater than the rights expressed in. this Plan.




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




Nothing contained in this Plan will constitute a guarantee by that Company that the assets of the Company will be sufficient to pay any benefits under this Plan or would place the Participant in a secured position ahead of general unsecured creditors of the Company. Though the Company may establish or become a signatory to a rabbi trust, as indicated in Section 10.2, to accumulate assets to fulfill its obligations, the Plan and that trust will not create any lien, claim, encumbrance, right, title or other interest of any kind in any Participant in any asset held by the Company, contributed to the trust or otherwise designated to be used for payment of any of its obligations created in this Plan. No specific asset of the Company has been or will be set aside, or will in any way be transferred to the trust or will be pledged in any way for the performance of the Company's obligations under this Plan which would remove the asset from being subject to the creditors of the Company.

                                   ARTICLE XI

                                  MISCELLANEOUS


         11.1 RESPONSIBILITY FOR DISTRIBUTIONS AND WITHHOLDING OF TAXES. The Committee will furnish information, to the Company last employing the Participant, concerning the amount and form of distribution to any Participant entitled to a distribution so that the Company may make or cause any rabbi trust established to make the distribution required. It will also calculate the deductions from the amount of the benefit paid under this Plan for any taxes required to be withheld by federal, state or local government and will cause them to be withheld. If a Participant has accrued a benefit under this Plan while in the service of more than one Company, each Company for which the Participant was working will reimburse the disbursing agent for the amount attributable to the benefit earned while the Participant was in the Credited Service of that Company if it has not already provided that funding to the disbursing agent.

         11.2 LIMITATION OF RIGHTS. Nothing in this Plan will be construed:

         (a) to give a Participant any right with respect to any benefit except in accordance with the terms of this Plan;

         (b) to limit in any way the right of the Company to terminate a Participant's employment with the Company at any time;

         (c) to evidence any agreement or understanding, expressed or implied, that the Company will employ a Participant in any particular position or for any particular remuneration; or

         (d) to give a Participant or any other person claiming through him any interest or right under this Plan other than that of any unsecured general creditor of the Company.

         11.3 DISTRIBUTIONS TO INCOMPETENTS OR MINORS. Should a Participant become incompetent or should a Participant designate a Beneficiary who is a minor or incompetent, the Committee is authorized to pay the funds due to the parent of the minor or to the guardian of the minor or incompetent or to apply those funds for the benefit of the minor or incompetent in any manner the Committee determines in its sole discretion. The application of those funds under this provision will relieve the Company of any further liability to the Participant or his Beneficiary to the extent of the application of those funds.

         11.4 NONALIENATION OF BENEFITS. No right or benefit provided in this Plan will be transferable by the Participant except, upon his death, to a named Beneficiary as provided in this Plan. No right or benefit under this Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same will be void. No right or benefit under this Plan will in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to the benefit. If any Participant or any Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under this Plan, that right or benefit will, in the sole discretion of the Committee, cease. In that event, the Committee may have the Company hold or apply the right or benefit or any part of it to the benefit of the Participant or Beneficiary, his or her spouse, children or other dependents or any of them in any manner and in any proportion the Committee believes to be proper in its sole and absolute discretion, but is not required to do so.

         11.5 RELIANCE UPON INFORMATION. The Committee will not be liable for any decision or action taken in good faith in connection with the administration of this Plan. Without limiting the generality of the foregoing, any decision or action taken by the Committee when it relies upon information supplied it by any officer of the

Company, the Company's legal counsel, the Company's actuary, the Company's independent accountants or other advisors in connection with the administration of this Plan will be deemed to have been taken in good faith.

         11.6 SEVERABILITY. If any term, provision, covenant or condition of this Plan is held to be invalid, void or otherwise unenforceable, the REST OF this Plan will remain in full force and effect and will in no way be affected, impaired or invalidated.

         11.7 SURVIVAL OF TERMS. The provisions of this Agreement will bind the successors of the Company.

         11.8 NOTICE. Any notice or filing required or permitted to be given to the Committee or a Participant will be sufficient if in writing and hand delivered or sent by U.S. mail to the principal office of the Company or to the residential mailing address of the Participant. Notice will be deemed to be given as of the date of hand delivery or if delivery is by mail, as of the date shown on the postmark.

         11.9 GENDER AND NUMBER. If the context requires it, words of one gender when used in this Plan will include the other genders, and words used in the singular or plural will include the other.

         11.10 GOVERNING LAW. The Plan will be construed, administered and governed in all respects by the laws of the State of Texas.

         IN WITNESS WHEREOF, the Company has executed this document on this ___ day of ________, 199_, amending and restating the Plan effective as of January 1, 1992.




                                    SERVICE CORPORATION INTERNATIONAL


                                    By
                                      ------------------------------------------